Exhibit 99.1

PRESS RELEASE

WASTE SERVICES ISSUES ADDITIONAL $50 MILLION OF 9 1/2%
SENIOR SUBORDINATED NOTES
BURLINGTON, Ontario, September 21, 2009, PRNewswire-FirstCall — Waste Services, Inc. (Nasdaq: WSII) today announced the successful completion of a private placement of $50 million of 9 1/2% Senior Subordinated Notes due 2014. The terms of these notes are identical to the terms of the $160 million of 9 1/2% Senior Subordinated Notes previously issued. Proceeds from the note issuance have been used to repay revolving credit facilities, resulting in approximately $100 million in available borrowing capacity to be used for acquisitions or general corporate purposes.
Waste Services, Inc., a Delaware corporation, is a multi-regional, integrated solid waste services company that provides collection, transfer, disposal and recycling services in the United States and Canada. The company’s website is www.wasteservicesinc.com. Information on the company’s website does not form part of this press release.
For information contact:

Edwin D. Johnson	J. Todd Atenhan
Waste Services, Inc.	Investor Relations
Executive Vice President and	+1-888-917-5105
Chief Financial Officer
+1-905-319-1237